Exhibit 10.38

ENTITY TRANSFER

CONTRIBUTION AND INVESTMENT AGREEMENT

Between

TRT INDUSTRIAL FUND I LLC
DCT INDUSTRIAL FUND II LLC
TRT-DCT INDUSTRIAL JVI GENERAL PARTNERSHIP

and

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

Dated as of December 8, 2006

CONTRIBUTION AND INVESTMENT AGREEMENT

THIS CONTRIBUTION AND INVESTMENT AGREEMENT (this “Agreement”), dated as of December 8, 2006, by and among TRT INDUSTRIAL FUND I LLC (“TRT Partner”), DCT INDUSTRIAL FUND II LLC (“DCT Partner”), DCT INDUSTRIAL OPERATING PARTNERSHIP LP (“DCTIOP”), TRT-DCT INDUSTRIAL JV I GENERAL PARTNERSHIP (the “Partnership”) and DCTIOP as the sole member on behalf of those certain entities listed on Exhibit A-1 (each a “DCT Affiliate”, and, together with DCT Partner and DCTIOP collectively the “DCT Parties” or “Contributor”).

RECITALS:

A.            The Partnership was formed as a general partnership under the laws of the State of Delaware on August 31, 2006. In connection with the continuation of the Partnership, TRT Partner and DCT Partner entered into that certain Partnership Agreement dated as of September 1, 2006 (the “Partnership Agreement”). All initially capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning given to such term in the Partnership Agreement.

B.            Certain DCT Affiliates hold title to the properties listed on Exhibit A-2 and legally described on Exhibit A-3 both attached hereto (each a “Property”, and collectively the “Properties”).

C.            As contemplated by the Partnership Agreement, the DCT Partner will cause the DCT Parties to contribute the Properties to the Partnership, all of which shall be accomplished by an assignment of the ownership interests in the fee owing DCT Affiliate on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

ARTICLE I
PROPERTY

SECTION 1.1. Certain Basic Terms.

(a)           DCT Partner/DCT Parties Notice Address:

c/o DCT Industrial Operating Partnership LP
518 17th Street
Suite 1700
Denver, Colorado 80202
Attention: Teresa L. Corral
Telephone: 303/228-2200
Facsimile: 303/228-2201
E-mail: tcorral@dctindustrial.com

With copies to: Mayer, Brown, Rowe & Maw LLP Attn: Milos Markovic 71 South Wacker Drive Chicago, Illinois 60606 Telephone: 312/701-7202 Facsimile: 312/706-8505 E-mail:mmarkovic@mayerbrownrowe.com

(b)           TRT Partner Notice Address:

c/o Dividend Capital Total Realty Trust
518 17th Street
Suite 1700

Denver, Colorado 80202
Attention: Greg Moran
Telephone: 303/228-2200
Facsimile: 303/996-8486
E-mail: gmoran@dividendcapital.com

With a copy to: Heller Ehrman LLP Attn: Steven C. Koppell Times Square Tower 7 Times Square New York, NY 10036 Telephone: 212.847.8782 Facsimile: 212.763.7600 email: steven.koppel@hellerehrman.com

(c)	Property Value:	$5,865,000.00

(d)	Contributor:	DCTIOP

(e)	Closing Date:	December 8, 2006 (the “Closing Date”).

SECTION 1.2. Properties. The term “Property” shall mean each of the Properties owned or leased by the applicable DCT Affiliate to be contributed by DCT Partner to the Partnership hereunder as a result of the contribution by DCT Partner of the Ownership Interests (as hereinafter defined) in such DCT Affiliate, and shall include the following in relation to each Property::

(a)           Fee Simple title to, or as applicable, a leasehold interest in, (i) the land (“Land”) comprising the applicable Property and (ii) the improvements located thereon (“Improvements”), together with all rights, privileges, easements, servitudes and appurtences thereunto belonging or appertaining, including all right, title and interest, if any, of Contributor in and to oil, gas, mineral and other subterranean rights, the streets, alleys and rights-of-way adjacent to the Land (the Land and the Improvements being, collectively, the “Real Property”).

(b)           All right, title and interest of Contributor in and to all fixtures, furniture, equipment, and other tangible personal property, if any, owned, directly or indirectly, by Contributor (the “Personal Property”) presently located on such Real Property, but excluding any items of personal property owned by tenants.

(c)           All interest of Contributor, as landlord, in all executed leases under which a tenant occupies or is to occupy such Property or a portion thereof, and all amendments thereto (all such leases and all amendments thereto being the “Leases”).

(d)           All right, title and interest, if any, of Contributor in and to all of the following items, to the extent assignable and, except as provided herein, without warranty (the “Intangible Personal Property”): (i) licenses, and permits relating to the operation of the Real Property, (ii) the right to use the name of the Real Property (if any) in connection with the Real Property (but excluding any tradenames, trademarks or goodwill of the relevant Contributor or any of their Affiliates), (iii) if still in effect, guaranties and warranties received by or assigned to Contributor from any contractor, manufacturer or other person in connection with the construction or operation of the Property, and

(iv) if any of the guaranties and warranties described in clause (iii) (the “Contractor Guaranties”) are unassignable, the beneficial interest of Contributor in such Contractor Guaranty, to the extent the assignment of such beneficial interest does not void such Contractor Guaranty.

(e)           The Ownership Interests in the relevant DCT Affiliate that otherwise owns (a) through (d) above. The term “Ownership Interests” shall mean all of the limited liability company interests in the relevant DCT Affiliate.

ARTICLE II
INSPECTION OF PROPERTIES

SECTION 2.1. Property Information. The DCT Parties have made or will make available to TRT Partner copies of, or access to with the right to copy, the following (“Property Information”) for the Property:

(a)           copies of the existing Leases for the Property, a schedule of which is attached hereto as Exhibit B;

(b)           a current rent roll and aging report for the Property, indicating rents collected, scheduled rents and concessions, delinquencies, and security deposits held (the “Rent Roll”);

(c)           operating statements for the two previous fiscal years, or such lesser period of ownership as may be available, and year to date (the “Operating Statements”), true and complete copies of which are attached hereto as Exhibit C;

(d)           a list of Personal Property, if any, and a list and copies of any, and service or maintenance agreements, if any, relating to such Property (“Service Contracts”), a schedule of which is attached hereto as Exhibit D;

(e)           a statement detailing projected cash flow for such Property over ten (10) years (the “Cash Flow Projection”);

(f)            a policy of title insurance for such Property (the “Existing Title Policy”);

(g)           a land title survey for such Property (the “Existing Survey”); and

(h)           all environmental, engineering or physical condition reports relating to such Property and delivered to Contributor or its Affiliates by the seller of such Property at the time such Property was acquired by Contributor or its Affiliates, or obtained by Contributor or any of its Affiliates at the time such Property was acquired by Contributor or its Affiliates, or prepared by or on behalf of Contributor or any of its Affiliates since the date such Property was acquired by Contributor or its Affiliates, a true and complete listing of which is attached hereto as Exhibit E.

Except as otherwise expressly provided in Section 9, the DCT Parties make no representations or warranties as to the accuracy or completeness of the Property Information.

SECTION 2.2. Confidentiality. The Property Information and all other information, other than matters of public record or matters generally known to the public, furnished to, or obtained through inspection of the Property by, TRT Partner, its affiliates, employees, attorneys, accountants and other professionals or agents relating to the Property, will be treated by TRT Partner, its affiliates, employees and agents as confidential, and will not be disclosed to anyone other than on a need-to-know basis, which persons may include persons or entities considering an investment, directly or indirectly, in TRT Partner, and to TRT Partner’s consultants who agree to maintain the confidentiality of such information. The confidentiality provisions of this Section 2.2 shall not apply to any disclosures made by TRT Partner as required by law, by court order or in connection with any subpoena served upon TRT Partner, provided TRT Partner shall provide the DCT Parties with written notice before making any such disclosure, and in connection with the enforcement of this Agreement or the Partnership Agreement. The obligations of the parties under this Section 2.2 are in addition to the obligations of the parties under Section 8.3.

SECTION 2.3. “AS-IS” Transaction. Except for the DCT Parties’ representations and warranties expressly provided herein, and any representations and warranties contained in any other document or instrument executed and delivered by any DCT Party at the Closing (“DCT Parties’ Warranties”), the contribution of the Property to the Partnership will be made without representation, covenant or warranty of any kind (whether express or implied, or, to the maximum extent permitted by applicable law, statutory) by any of the DCT Parties. As a material part of the consideration for this Agreement, TRT Partner acknowledges and agrees that it will accept the Property on an “as is” and “where is” basis, with all faults, and without any representation or warranty, all of which Contributor hereby disclaims, except for DCT Parties’ Warranties. Except for DCT Parties’ Warranties, no warranty or representation is made by the DCT Parties as to fitness for any particular purpose, merchantability, design, quality, condition, operation or income, compliance with drawings or specifications, absence of defects, absence of hazardous or toxic substances, absence of faults, flooding, or compliance with laws and regulations including, without limitation, those relating to health, safety, and the environment. The provisions of this Section 2.3 shall survive indefinitely the Closing or termination of this Agreement and shall not be merged into the Closing documents.

ARTICLE III
TITLE AND SURVEY REVIEW

SECTION 3.1. Delivery of Title Report. The DCT Parties have caused to be delivered to TRT Partner prior to the date hereof, (i) a preliminary report or title commitment (collectively, the “Title Commitment”) issued by Fidelity National Title Insurance Partnership (the “Title Company”), covering the Real Property, together with copies of all documents referenced in the Title Commitment, and (ii) a ALTA-ACSM Urban survey of the Property (collectively, the “Surveys”) together with an affidavit of “no change” executed by Contributor addressed to the Title Company.

SECTION 3.2. Title Review and Cure. Contributor represents and warrants that DCT Affiliate has good and indefeasible fee simple title to the Property and shall convey the same to the Partnership subject only to the Permitted Exceptions (as defined below), which title is insured under the Existing Title Policy.

(a)           In the event the Title Commitment, as updated to Closing, or the Survey identifies any title exceptions or defects in title that are unacceptable to TRT Partner (“Title Objections”), TRT Partner shall notify the DCT Parties of such Title Objections prior to Closing. If the DCT Parties fail to timely respond to any Title Objection(s), the DCT Parties shall be deemed to have notified TRT Partner that the DCT Parties have elected not to cure the Title Objection(s) in question. In the event the DCT Parties cannot correct such defects by Closing or choose not to correct (or is deemed to have elected not to correct) such defects, then TRT Partner may accept title as is without abatement or reduction of Purchase Price or TRT Partner may cancel this Agreement. Notwithstanding anything herein to the contrary, at or prior to Closing, Contributor, at its expense, shall (i) release any mortgage lien secured by the Property and all related financing statements and other instruments related to such financing, (ii) release any mechanic’s lien, if any, arising directly from work performed at the request of Contributor pursuant to a written agreement with Contributor (which liens may be insured around with the Title Company), and (iii) satisfy all matters on Schedule C to the Title Commitment that are applicable to Contributor or its Affiliate (all of the foregoing being herein collectively referred to as “Mandatory Cure Items”). As used herein, the term “Permitted Exceptions” means all matters shown in Schedule B to the Title Commitment, Existing Title Policy or on the Survey, except (i) those matters, if any, with respect to which TRT Partner timely sends a Title Objection and that Contributor has agreed in writing to cure prior to Closing or which are waived by TRT Partner in accordance with this Section 3.2(a), and (ii) the Mandatory Cure Items.

(b)           The Partnership will purchase a mortgagee title policy (“Mortgagee Title Policy”) within ninety (90) days after Closing. The Existing Title Policy shall remain in effect until issuance of the Mortgagee Title Policy. Until the effective date of the Mortgagee Title Policy, DCTIOP and DCT Partner agree to defend, indemnify and hold TRT Partner and the Partnership harmless from and against any claims or encumbrances negatively impacting title to the Real Property not otherwise identified as Permitted Exceptions that relate to a time period after the Existing Title Policy and before 11:59PM on December 8, 2006, and agrees to remove the same from title.

SECTION 3.3. Physical and Financial Inspection. The DCT Parties have provided to TRT Partner, prior to the date of this Agreement, the Property Information. For a period (the “Inspection Period”) commencing on the effective date hereof and expiring at the Closing (such date is herein referred to as the “Inspection Period Expiration Date”), TRT Partner has had the right to perform a physical and mechanical inspection, measurement and audit of the Property and an inspection of all books and records and financial information pertaining thereto and to perform such other studies and evaluations to determine the suitability of the Property for the Partnership’s needs, and the DCT Parties have cooperated with TRT Partner and have furnished to TRT Partner such information, materials and documents as TRT Partner may reasonably request. The inspection, audit and measurement of the Property’s operation, condition and maintenance shall include, without limitation, such environmental and engineering inspections, reviews and assessments that TRT Partner has deemed appropriate. If TRT Partner, at TRT Partner’s sole and absolute discretion, shall find such inspection(s), studies or evaluations to be unsatisfactory for any reason whatsoever, TRT Partner shall have the right, at its option, to terminate this Agreement on or before the Inspection Period Expiration Date, and upon such termination, the Property Information shall be returned to Contributor, and upon such return of the Property Information, and thereupon the parties hereto shall have no further liabilities one to the other with respect to the subject matter of this Agreement, except for the provisions of this Agreement which expressly survive a termination hereof. TRT

Partner shall defend, indemnify and hold Contributor harmless from and against any claims and liabilities asserted against Contributor arising out of TRT Partner’s inspections; provided, however, the indemnity shall not extend to claims or liabilities arising out of the discovery of any existing Property condition. This indemnity shall survive the Closing and any termination of this Agreement.

ARTICLE IV
OPERATIONS AND RISK OF LOSS

SECTION 4.1. Ongoing Operations and Maintenance. From the date of this Agreement through the Closing Date or earlier termination of this Agreement, in relation to each Property (i) Contributor shall carry on its business and activities relating to such Property, substantially in the same manner as it did before the date of this Agreement, and (ii) Contributor shall not sell or encumber such Property or any material portion thereof or interest therein. At all times prior to the Closing Date, Contributor shall maintain the Property in good condition and repair, reasonable wear and tear excepted, operate the Property in accordance with substantially the same management practices and leasing standards as currently done, and pay in the normal course of business prior to Closing, all sums due for work, materials or service furnished or otherwise incurred in the ownership and operation of the Property prior to Closing.

SECTION 4.2. Performance under Leases and Service Contracts. From the date of this Agreement through the Closing Date or earlier termination of this Agreement, Contributor will perform its material obligations under the Leases and Service Contracts and other agreements that may affect the Property.

SECTION 4.3. New Contracts. Except for agreements which can be terminated on not more than thirty (30) days notice without penalty or termination fee, from the date of this Agreement through the Closing Date or earlier termination of this Agreement, Contributor will not enter into any contract that will be an obligation affecting a Property subsequent to the Closing, without the prior consent of TRT Partner, which shall not be unreasonably withheld or delayed.

SECTION 4.4. Termination of Service Contracts. From the date of this Agreement through the Closing or earlier termination of this Agreement, other than in the ordinary course of business, Contributor shall not terminate any Service Contract without TRT Partner’s prior consent, which shall not be unreasonably withheld or delayed. Contributor shall notify TRT Partner of any Service Contract that is terminated by Contributor in the ordinary course of business.

SECTION 4.5. Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened before the Closing, and risk of loss to any Property due to fire, flood or any other cause before the Closing, shall remain with Contributor. If before the Closing any Property or any portion thereof shall be materially damaged, or if any Property or any portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then TRT Partner may elect to exclude such Property from this Agreement, and Contributor may propose a substitute real property for consideration as a Property hereunder.

SECTION 4.6. Material Change. If before the Closing there is an event not covered by Section 4.6 above that materially reduces the value of any Property, then TRT Partner may elect to exclude such Property from this Agreement, and the DCT Parties may propose a substitute real property for consideration as a Property hereunder.

SECTION 4.7. Security Deposits. Except in the ordinary course, Contributor shall not apply any tenant’s security deposit to the discharge of such tenant’s obligations, without TRT Partner’s consent, which shall not be unreasonably withheld.

SECTION 4.8. Bill Tenants. Contributor shall timely bill all tenants for all rent billable under Leases and use its commercially reasonable efforts to collect any rent in arrears.

SECTION 4.9. Notice to TRT Partner. Contributor shall notify TRT Partner promptly of the occurrence of any of the following: (i) a fire or other casualty causing damage to the Property, or any portion thereof; (ii) receipt of notice of eminent domain proceedings or condemnation of or affecting the Property, or any portion thereof; (iii) receipt of notice from any governmental authority relating to the condition, use or occupancy of the Property, or any portion thereof, or any real property adjacent to any of the Property, or setting forth any requirements with respect thereto; (iv) receipt or delivery of any default or termination notice or claim of offset or defense to the payment of rent from any tenant; (v) receipt of any notice of default from the holder of any lien or security interest in or encumbering the Property, or any portion thereof; (vi) a change in the occupancy of the leased portions of the Property; or (vii) notice of any actual or threatened litigation against Contributor or affecting or relating to the Property, or any portion thereof.

ARTICLE V
FIRE OR OTHER CASUALTY

SECTION 5.1. Maintain Insurance. Contributor shall maintain in effect until the Closing Date the insurance policies (or like policies) now in effect with respect to the Property.

SECTION 5.2. Minimal Damage. If prior to the Closing Date any portion of the Property is damaged or destroyed by fire or other casualty, and the cost of repair or restoration thereof shall be $500,000 or less (as established by good faith estimates obtained by TRT Partner which are reasonably satisfactory to Contributor), this Agreement shall remain in force and Contributor shall commence to repair any such damage prior to Closing, if possible.

SECTION 5.3. Substantial Damage. If prior to the Closing Date any portion of the Property is damaged or destroyed by fire or other casualty, and the cost of repair or restoration thereof shall be more than $500,000 (as established by good faith estimates obtained by TRT Partner which are reasonably satisfactory to Contributor), TRT Partner may within thirty (30) days after receipt of notice of said damage or destruction, terminate this Agreement by giving written notice thereof to Contributor, and if this Agreement is so terminated, and thereafter neither party shall have any further liability hereunder thereafter, except for the provisions hereof which expressly survive a termination of this Agreement. If TRT Partner does not so terminate this Agreement, it shall remain in full force and effect, and the provisions of Section 5.4 below shall apply.

SECTION 5.4. Closing After Substantial Damage. So long as this Agreement shall remain in force under Section 5.2 or 5.3, then (i) all proceeds of insurance collected prior to Closing, plus the amount of deductible under Contributor’s insurance policy, shall be adjusted subject to TRT Partner’s approval and participation in any adjustment, and shall be credited to the Partnership against the Purchase Price payable by the Partnership at Closing and, in the case of a fire or other casualty described in Section 5.2, the Purchase Price shall be further credited by the amount of an uninsured loss which has not been repaired by Contributor, and (ii) all unpaid claims and rights in connection with losses shall be assigned to the Partnership at Closing.

ARTICLE VI
EXPENSE ALLOCATIONS

SECTION 6.1. TRT Partner shall pay for all recording charges for the Deed and any financing documents relating to TRT Partner’s financing, any endorsements to the Existing Title Policy, any update of the Survey and any other costs incurred by TRT Partner in connection with its inspection of the Property.

SECTION 6.2. The following expenses shall be split between the Partnership and Contributor in accordance with local custom: (i) any recording fees for the release of liens released by Contributor, (ii) documents required to effect any cure of Title Objections that Contributor has elected to cure in accordance with this Agreement and (iii) documentary stamp taxes, transfer taxes or similar taxes which become payable by reason of the Deed from Contributor to the Partnership.

SECTION 6.3. The parties shall be responsible for paying their own attorney’s fees in connection with this transaction. Each of the Partnership and Contributor shall be responsible for payment of fifty percent (50%) of the escrow fees.

ARTICLE VII
CLOSING

SECTION 7.1. Closing. The contribution of the Property to the Partnership (the “Closing”) shall occur on the Closing Date at such location upon which the parties shall agree.

SECTION 7.2. Conditions to the Parties’ Obligations to Close. The obligation of the DCT Parties and TRT Partner to consummate the transactions contemplated hereunder is contingent upon the following:

(a)           The other party’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date;

(b)           As of the Closing Date, the other party shall have performed its obligations hereunder in all material respects and all deliveries to be made at Closing have been tendered;

(c)           The Property will be in substantially the same condition as existed on the date of the engineering report listed on Exhibit E of this Agreement, subject to ordinary wear and tear;

(d)           There shall exist no material violation of any law, rule or regulation affecting or relating to the Property or its use, including any environmental law or regulation;

(e)           There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against the other party (including, in the case of Contributor, each Affiliate) that would materially and adversely affect the other party’s ability to perform its obligations under this Agreement;

(f)            There shall exist no pending or threatened action, suit or proceeding with respect to the Property or the other party before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby;

(g)           With respect to each of the Leases, Contributor shall have delivered to TRT Partner (i) an estoppel certificate executed by Contributor in the form of Exhibit F hereto (the “Contributor’s Estoppel”) or (ii) a tenant estoppel in the form of Exhibit G hereto or the form required by the applicable Lease (each such certificate being a “Tenant Estoppel”). To the extent that Contributor’s Estoppels are delivered with respect to any Lease, such estoppel shall be deemed of no further force or effect upon the delivery of a Tenant Estoppel from the applicable tenant which is not inconsistent with the Contributor Estoppel.

SECTION 7.3. The DCT Parties’ Deliveries in Escrow. On or before the Closing Date, the DCT Parties shall cause to be delivered to Fidelity National Title Insurance Company, the escrowee for the parties (the “Escrow Agent”), the following:

(a)           Assignment Agreements. The Assignment Agreement in the form of Exhibit H attached hereto executed by the appropriate DCT Parties.

(b)           State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of direct or indirect interests in real property;

(c)           Certificate of Non-Foreign Status. A certificate of non-foreign status for Contributor (and/or the relevant DCT Affiliate) sworn to by Contributor (and/or the relevant DCT Affiliate); and

(d)           Entity Documents. Such documents as may be necessary to reflect the Partnership as the sole member of the Ownership Interests.

(e)           Original Leases, Licenses, Service Contracts and Other Personal Property. All original Leases and licenses, Service Contracts, and other Personal Property, which may be delivered outside of escrow as otherwise directed by the Partnership.

(f)            Keys. All keys, combinations and security codes for all locks and security devices on the Property, which may be delivered outside of escrow as otherwise directed by the Partnership.

(g)           Tenant Letter. Letters to each tenant advising of the change in ownership and directing the payment of rent to such party as the Partnership shall designate, said letter to be in form reasonably acceptable to the TRT Partner, which may be handled outside of Closing.

(h)           Tenant Estoppel. The DCT Parties shall deliver at Closing either Contributor’s Estoppels or Tenant Estoppels for each Lease. In addition, Contributor agrees to cooperate with the Partnership in connection with delivering to the tenants Subordination, Non Disturbance and Attornment Agreements (“SNDAs”) which may be required by the Partnership’s lender.

(i)            Contributor’s Authority. Proof reasonably satisfactory to the Partnership of Contributor’s good standing and authority to enter into this transaction and proof of existence and authority of the general partner, manager, member, or officer of the Contributor to act on behalf of Contributor, which may include, as determined by the Partnership: (i) the certificate of incorporation or formation of Contributor certified by the Secretary of State of the state in which Contributor is formed or incorporated as of a recent date and by an officer of Contributor, (ii) the bylaws or operating agreement of Contributor, certified by an officer of Contributor, (iii) a certificate of good standing as of a recent date for Contributor from the Secretary of State of the state in which Contributor is formed or incorporated. and (iv) a certificate of an officer from Contributor certifying resolutions of the board of directors or members approving and authorizing the execution, delivery and performance by Contributor of this Agreement and the consummation of the transactions contemplated hereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Contributor).

(j)            A closing statement acceptable to Contributor.

SECTION 7.4. TRT Partner’s Deliveries in Escrow. On or before the Closing Date, TRT Partner shall deliver in escrow to the Escrow Agent the following:

(a)           Capital Contribution. Based on the Property Value and subject to adjustment pursuant to Article 6, TRT Partner shall contribute cash to the Partnership, which shall be immediately distributed to DCT, in an amount equal to its Non-DCX Contribution Percentage (i.e. 90%) as set forth in the Partnership Agreement.

(b)           Agreements. All agreements, instruments, certificates and other documents required under this Agreement, and counterparts to the DCT Parties’ deliveries above (to the extent applicable), executed by TRT Partner.

(c)           Authority Documentation. Such evidence of authority for the transactions contemplated hereby as shall be required by the Partnership, including (i) the certificate of existence of TRT Partner certified by the Secretary of State of Delaware as of a recent date and by its company secretary or assistant secretary, (ii) the operating agreement of TRT Partner, certified by its corporate secretary or assistant secretary, (iii) a certificate of good standing as of a recent date for TRT Partner from the Secretary of State of Delaware and (iv) a certificate of TRT Partner’s company secretary or assistant secretary certifying resolutions of the board of directors of TRT Partner approving and authorizing the execution, delivery and performance by TRT Partner of this Agreement and the consummation of the transactions contemplated hereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of TRT Partner).

SECTION 7.5. Partnership Deliveries in Escrow. On or before the Closing Date, DCT Partner and TRT Partner shall cause the Partnership to deliver in escrow to the Escrow Agent the following:

(a)           Agreements. All agreements, instruments, certificates and other documents required under the Partnership Agreement, executed by the Partnership.

(b)           Additional Documents. Any additional documents that may be required for the proper consummation of the transactions contemplated by this Agreement, including the Assignment Agreement duly executed by the Partnership.

ARTICLE VIII
EXPENSES AND PRORATIONS

SECTION 8.1. Prorations. Except as otherwise expressly provided for in this Agreement, Contributor shall be entitled to all revenue and shall be responsible for all expenses for the period of time up to and including the day before the Closing, and the Partnership shall be entitled to all revenue and be responsible for all expenses for the period of time on and after the date of Closing. In each such proration set forth below, the portion thereof applicable to periods beginning on the date of Closing shall be credited or charged to the Partnership and the portion thereof applicable to periods ending as of the day before the Closing shall be credited or charged to Contributor. Net credits in favor of the Partnership shall be deducted from the balance of the Property Value at the Closing and net credits in favor of Contributor shall be added to the Property Value to be paid by the Partnership at the Closing.

(a)           Collected Rent. All collected rent (excluding tenant reimbursements for Operating Expenses) and other collected income (and any applicable state or local tax on rent) under Leases in effect on the Closing Date shall be prorated between Contributor and the Partnership as of the Closing. Contributor shall be charged with any rent and other income collected by Contributor before Closing but applicable to any period of time after Closing. The Partnership shall apply rent, operating expenses and other income from tenants that are collected after the Closing first to the post Closing costs of collection and then to post Closing obligations then owing under the Leases, and then remitting the balance, if any, to Contributor. Any prepaid rents collected by Contributor before Closing applicable to the period following the Closing Date shall be paid over by Contributor to the Partnership. The Partnership will make reasonable efforts, without suit, to collect any rents applicable to the period before Closing. Contributor may pursue collection as to any rent not collected by the Partnership within six (6) months following the Closing Date, provided that Contributor shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith.

(b)           Operating Expenses. (i) Contributor, as landlord under the Leases, is currently collecting from tenants under the Leases (to the extent not paid directly by tenants) additional rent to cover taxes, insurance, utilities, common area maintenance and other operating costs and expenses

(collectively, “Operating Expenses”) in connection with the ownership, operation, maintenance and management of the Property. At Closing, Contributor will deliver to the Partnership all such amounts collected from tenants under the Leases to the extent not paid by Contributor to the service provider or collecting authority, together with evidence or a certificate indicating the date(s) to which such reimbursable Operating Expenses have been paid by such Tenants and the date(s) to which such reimbursable Operating Expenses have been paid by Contributor to the service provider or collecting authority. Operating Expenses that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Contributor and the Partnership as of the Closing Date. In connection with such proration, Operating Expenses for the period prior to the Closing Date shall be reasonably estimated by Contributor and the Partnership if final bills are not available, and any final adjusting payments shall be made pursuant to Section 8.2 below.

(c)           Taxes and Assessments. Real estate taxes and assessments imposed by governmental authority (“Property Taxes”) that are not yet due and payable and that are not reimbursable by tenants under the leases as Operating Expenses shall be prorated between Contributor and the Partnership as of the Closing Date based upon the most recent ascertainable assessed values and tax rates. Contributor shall receive a credit for any Property Taxes paid by Contributor and applicable to any period after the Closing. Contributor shall be charged for any unpaid Property Taxes owing and applicable to any period before closing Final adjusting payments shall be made pursuant to Section 8.2, below.

SECTION 8.2. Final Adjustment After Closing. If final prorations are not made at Closing for any item required to be prorated under Section 8.1, including Property Taxes, then Contributor and the Partnership agree to allocate such items on a fair and equitable basis in a final adjustment to be made promptly after December 31, 2006, to the effect that income and expenses are received and paid by Contributor and the Partnership on an accrual basis (provided that real property taxes shall be adjusted on the same basis upon which the Contributor acquired the Property) with respect to the periods before and after the Closing Date, respectively. Payments in connection with the final adjustment shall be due within 30 days of written notice. Contributor shall have reasonable access to, and the right to inspect, the books of the Partnership. If by way of a tenant audit of Operating Expenses or otherwise it is determined that a tenant under a Lease is entitled to reimbursement for an Operating Expense collected under its Lease, the portion of such reimbursement attributable to the period prior to the Closing shall be for the account of Contributor and shall be either paid by Contributor to such tenant or promptly reimbursed by Contributor to the Partnership if previously paid by the Partnership to such tenant. If any such tenant audit results in a payment to be made by such tenant and such payment is attributable to a period prior to the Closing, such payment shall be for the account of Contributor.

SECTION 8.3. Schedule of Prorations. The parties have endeavored to jointly prepare a schedule of prorations for the Property no less than five (5) days prior to Closing.

SECTION 8.4. Readjustments. The parties shall correct any errors in prorations as soon after the Closing as amounts are finally determined. The provisions of this Article 8 shall survive the Closing.

SECTION 8.5. Tenant Deposits. All tenant security deposits in Contributor’s possession, as reflected on a final Rent Roll delivered to the Partnership and not theretofore applied to tenant obligations under the Leases, shall be credited to the Partnership, at Closing. The Partnership shall assume Contributor’s obligations related to such tenant security deposits that are credited to the Partnership. The Partnership will indemnify, defend, and hold Contributor harmless from and against all demands and claims made by tenants arising out of the improper failure or refusal of the Partnership, to refund to a tenant any security deposit of such tenant credited to the Partnership and will reimburse Contributor for any reasonable expenses (including all reasonable attorneys’ fees) incurred or that may be incurred by Contributor as a result of any such claims or demands by tenants. The Contributor will indemnify, defend and hold the Partnership, harmless from and against all demands and claims made by tenants arising out of any security deposits not credited to the Partnership and will reimburse the Partnership, and for any reasonable expenses (including all reasonable attorneys’ fees) incurred or that may be incurred by the Partnership, as a result of any such claims or demands by tenants.

SECTION 8.6. Deposits or Bonds. The Partnership shall be responsible for replacing or crediting to Contributor at the Closing any other deposits or bonds that may be outstanding relating to any Property on the Closing Date.

SECTION 8.7. Leasing Commissions. Any leasing commissions that may be owing to brokers in connection with lease renewals, expansions and extensions that occur in relation to the Property prior to Closing, to the extent not previously paid by Contributor, shall be the responsibility of the Partnership. Leasing commissions that may be owing to brokers under existing commission agreements with Contributor in connection with renewals, expansions, and extensions that occur after Closing shall, as between Contributor and the Partnership, be the responsibility of the Partnership. All existing commission agreements and leasing commissions that are owing in relation to any Property are set forth on Exhibit I attached to this Agreement. As between the Partnership and Contributor, Partnership will assume these existing commission agreements with respect to leasing activities occurring after Closing.

SECTION 8.8. Brokerage Commissions. Except as expressly stated herein, Contributor and the Partnership represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction. If any claim is made for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party.

ARTICLE IX
REPRESENTATIONS AND WARRANTIES

SECTION 9.1. DCT Parties’ Representations and Warranties. As a material inducement to TRT Partner and the Partnership to execute this Agreement and consummate this transaction, each DCT Party represents and warrants to TRT Partner and the Partnership, that:

(a)           Organization and Authority. It has been duly organized and is validly existing as a limited liability company, in good standing in the State of Delaware. It has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents, to be delivered by it, at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of it, enforceable in accordance with their terms, subject to applicable laws of bankruptcy or insolvency and principles of equity. The execution, delivery and performance of this Agreement by such DCT Party does not in any material respect (i) violate any decree or judgment of any court or governmental authority applicable to it or the Property; (ii) violate any law (or regulation promulgated under any law); (iii) violate or conflict with, or result in a breach of, or constitute a default under (or an event with or without notice or lapse of time or both would constitute a default) under any contract or agreement to which it is a party or (iv) violate or conflict with any provision of the organizational documents of such DCT Party or any Affiliate.

(b)           Ownership Interests. Contributor owns 100% of the relevant DCT Affiliate Ownership Interests free and clear of all liens, claims, security interests and other encumbrances. Contributor will transfer, assign and deliver to the Partnership at the Closing good and marketable title to the Ownership Interests, free and clear of all liens, claims, security interests and other encumbrances.

(c)           Conflicts and Pending Action. There is no agreement to which any Contributor is a party or to Contributor’s knowledge binding on any DCT Party which is in conflict with this Agreement. There is no contingent liability or action or proceeding pending or, to such DCT Party’s knowledge, threatened against any Contributor or the Property except as fully disclosed and identified in Exhibit K, including condemnation or re-zoning proceedings, or against such DCT Party or any of its Affiliate which challenges or impairs such DCT Party’s ability to execute or perform its obligations under this Agreement.

(d)           Compliance with Zoning Law. Other than disclosed in the third party diligence reports delivered by or on behalf of the DCT Parties to TRT Partner, to the DCT Parties’ knowledge, no changes or alterations have been made to the Property or any improvements thereon which render the same in violation of any applicable zoning ordinances.

(e)           Rent Roll. The Rent Roll as attached to this Agreement as Exhibit J is true, correct and complete in all material respects as of the date hereof and lists all of the leases and tenancies that affect the Property.

(f)            Leases. The schedule of Leases attached to this Agreement is true, correct and complete.

(g)           Violations/Condemnation. Except as otherwise set forth in Exhibit K, to its knowledge, (x) there is no litigation or proceedings pending against or relating to the Property before any court or administrative body or agency and (y) no notice of any pending or threatened condemnation or eminent domain proceedings which would affect the Property has been received by any DCT Party.

(h)           Environmental. Other than disclosed in the third party diligence reports delivered by or on behalf of any DCT Party to TRT Partner, to DCT Parties’ knowledge, the Property is not in violation of any existing and applicable law or regulation pertaining to Hazardous Materials (including Environmental Laws) and are not subject to any existing, pending or threatened investigation or inquiry by any governmental or quasi-governmental authority and is not subject to any remedial action or obligations under any law or regulation pertaining to Hazardous Materials (including Environmental Laws). The term “Environmental Laws” includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations and guidelines as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term “Hazardous Materials” includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), asbestos and asbestos containing materials and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

(i)            Service Contracts: The schedule of Service Contracts attached is true, correct and complete. No written notice of default or breach by Contributor in the terms of any of such Service Contracts has been received by the DCT Party. Contributor has performed, and at Closing shall have performed, all material obligations which it has under said Service Contracts.

(j)            Condemnation: There is no condemnation or eminent domain proceeding pending with regard to any part of the Property, and to the best of the DCT Parties’ knowledge, no such proceedings are proposed.

(k)           No Lawsuits: Except as otherwise set forth in Exhibit K, there are no claims, lawsuits or proceedings pending, or to the DCT Parties’ knowledge, threatened against or relating to the Property in any court or before any governmental agency, except for actions for possession, damages and or rent, if any, against defaulted tenants as disclosed by Contributor. Notwithstanding anything in this Agreement to the contrary, the filing or threatened filing of any claim, lawsuit or proceeding described in this Section 9.1(j) after the effective date of this Agreement shall not be deemed to be a breach of this Section so long as (i) Contributor promptly notifies TRT Partner of such matter, and (ii) such proceeding is either a claim covered by any Contributor’s insurance or a claim against the Partnership for which the DCT Parties’ agree to indemnify the Partnership.

(l)            FIRPTA. Contributor is not a “foreign person” as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended (the “Code”).

(m)          Patriot Act. To each DCT Party’s knowledge, (a) it is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”); and (b) Contributor (i) is not listed on the Specially

Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”), and (ii) is not a Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(n)           ERISA. Contributor is not an employee pension benefit plan subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Part 3, Subtitle B, Title I of ERISA or Section 412 of the Code or Section 302 of ERISA, and none of its assets constitute assets of any such employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA under 29 C.F.R. Section 2510.3-101. Contributor is not a “governmental plan” within the meaning of Section 3(32) of ERISA and none of its assets constitute assets of any such governmental plan and are not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

(o)           No Insolvency. As of the date hereof, and as of the Closing, (a) Contributor has not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound-up, or taken any proceeding to have a receiver appointed in connection with its ownership of the Property, and (b) to Contributor’s knowledge, Contributor has not had any petition for a receiving order in bankruptcy filed against it, had any encumbrancer take possession of its interest in the Property, or had any execution or distress become enforceable or become levied upon its interest in the Property.

(p)           Taxes.

(i)            (A) each DCT Affiliate that is being contributed to the Partnership has timely filed or caused to be timely filed (taking into account any applicable extension periods) all material Tax Returns required to be filed by it and each such Tax Return was true, complete and correct in all material respects; and (B) all material Taxes with respect to taxable periods covered by such Tax Returns, and all other material Taxes otherwise due and payable from each DCT Affiliate that is being contributed to the Partnership have been timely paid in full or will be timely paid in full by the due date thereof other than such Taxes as are being contested in good faith and for which adequate reserves have been provided;

(ii)           There are no liens for Taxes with respect to any of the assets or properties of the DCT Affiliate that is being contributed to the Partnership (including the Properties), other than for Taxes not yet due and payable or being contested in good faith by appropriate proceedings in accordance with applicable law;

(iii)          Each DCT Affiliate that is being contributed to the Partnership has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any state, local or foreign laws) and has, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws; and

(iv)          Each DCT Affiliate that is being contributed to the Partnership is, and has been since formation, an entity disregarded as separate from its respective owner for U.S. federal income tax purposes under Treasury Regulation Section 301.7701-3.

(q)           Certain Definitions. As used in this Section 9.1, the following terms shall have the meanings indicated:

(i)            “knowledge” or any derivation thereof means and is limited by the current actual knowledge of James Cochran and Teresa Corral, who collectively have made inquiry of, and would in the ordinary course of their representation as officers of DCT Industrial Trust Inc., receive notice from other officers, agents, employees or consultants of the DCT Parties regarding the matters set forth in this Section 9.1;

(ii)           “Tax” or “Taxes” shall mean all forms of taxation imposed by any federal, state, local, foreign or other Taxing Authority, including income, franchise, property, sales, use, excise, employment, unemployment, payroll, social security, estimated, value added, ad valorem, transfer, recapture, withholding and other taxes of any kind, including any interest, penalties and additions thereto;

(iii)          “Taxing Authority” shall mean any federal, state, local or foreign government, any subdivision, agency, commission or authority thereof or any quasi-governmental body exercising tax regulatory authority; and

(iv)          “Tax Return” shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including any amendment made with respect thereto.

SECTION 9.2. TRT Partner’s Representations and Warranties. As a material inducement to the DCT Parties to execute this Agreement and consummate this transaction, TRT Partner represents and warrants to the DCT Parties that:

(a)           Organization and Authority. TRT Partner has been duly organized and is validly existing as a Delaware corporation, in good standing in the State of Delaware. TRT Partner has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by TRT Partner at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of TRT Partner, enforceable in accordance with their terms subject to applicable laws of bankruptcy or insolvency and general principles of equity. The execution, delivery and performance of this Agreement by TRT Partner do not in any material respect (i) violate any decree or judgment of any court or governmental authority which may be applicable to TRT Partner; (ii) violate any law (or regulation promulgated under any law); (iii) violate or conflict with, or result in a breach of, or constitute a default under (or an event with or without notice or lapse of time or both would constitute a default) under any contract or agreement to which TRT Partner is a party; or (iv) violate or conflict with any provision of the organizational documents of TRT Partner.

(b)           Conflicts and Pending Action. There is no agreement to which TRT Partner is a party or to TRT Partner’s knowledge binding on TRT Partner which is in conflict with this Agreement. There is no action or proceeding pending or, to TRT Partner’s knowledge, threatened against TRT Partner which challenges or impairs TRT Partner’s ability to execute or perform its obligations under this Agreement or the Partnership Agreement.

SECTION 9.3. Survival of Representations and Warranties and Limitation of Liability. The representations and warranties set forth in Article 9 are made as of the date of this Agreement and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of twelve (12) months. The DCT Parties and the Partnership shall have the right to bring an action thereon only if the DCT Parties or the Partnership, as the case may be, has given the other party written notice of the circumstances giving rise to the alleged breach within such twelve (12) month period. Each party agrees to defend and indemnify the other against any claim, liability, damage or expense asserted against or suffered by such other party arising out of the breach or inaccuracy of any such representation or warranty for which notice has been so given. Notwithstanding anything in this Agreement or in the documents delivered in connection with this Agreement, the DCT Parties’ aggregate collective liability for claims arising out of matters that expressly survive the Closing shall be limited and shall not exceed a sum equal to ten percent (10%) of the Purchase Value.

ARTICLE X
MISCELLANEOUS

SECTION 10.1. Parties Bound. No party may assign this Agreement without the prior written consent of the other parties, and any such prohibited assignment shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs and devisees of the parties.

SECTION 10.2. Default. If any party defaults in its obligations hereunder, the other parties may pursue any remedies available to them at law or in equity; provided, however that Contributor shall not be entitled to pursue the remedy of specific performance against TRT Partner or Partnership.

SECTION 10.3. Confidentiality. No party may issue a public announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other parties, such consent not to be unreasonably withheld or delayed, except as required by law or the rules of any securities exchange on which securities of such party or one of its affiliates are listed.

SECTION 10.4. Headings. The article and section headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

SECTION 10.5. Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by a party to enforce against any other party any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

SECTION 10.6. Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the State of Delaware.

SECTION 10.7. No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary or otherwise.

SECTION 10.8. Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property except for the Partnership Agreement on the parties, which shall not be superseded by this Agreement. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

SECTION 10.9. Notices. Any notice or other communication provided for or required by this Agreement shall be in writing and shall be delivered by e-mail, by hand, by air courier service, by certified or registered mail, return receipt requested, postage prepaid, or by facsimile transmission, addressed to the person to whom such notice is intended to be given at such address as such person may have previously furnished in writing to the Partnership or to such person’s last known address. In the case of any communication which requires a response within a specified period of time pursuant to the terms of this Agreement, the time period in which such response must be given shall commence upon the date of actual receipt of a hard copy (including a facsimile copy) of any such communication. Delivery to any officer, member, agent or employee of a party at the designated address of such party shall constitute actual receipt for purposes hereof. Until receipt of written notice to the contrary, the parties’ addresses for notices shall be served on the parties at the addresses set forth in Section 1.1.

SECTION 10.10. Construction. The parties acknowledge that the parties and their respective counsel have reviewed and revised this Agreement and that the normal rule of construction — to the effect that any ambiguities are to be resolved against the drafting party — shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

SECTION 10.11. Indemnity.

The following provisions govern actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in such proceeding and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any other liability that it may have to any indemnitee. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

SECTION 10.12. Further Assurances. Each of the parties hereto agrees to take such actions and execute such further documents, instruments and other agreements as may be reasonably requested by any other party hereto as may be reasonably necessary to carry out and implement the intent of this Agreement.

SECTION 10.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.

SECTION 10.14. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written above.

CONTRIBUTOR:

DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, as sole member of each DCT Affiliate identified on Exhibit A

By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

By:
Name: Teresa L. Corral
Its: Senior Vice President

TRT PARTNER:

TRT INDUSTRIAL FUND I LLC, a Delaware limited liability company, on behalf of itself and the Partnership

By:	DCTRT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By:	Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

By:	Dividend Capital Total Realty Trust Inc., a Maryland corporation, its general partner

By:
Name: Michael J. Kelly
Its: Managing Director/Chief Acquisitions Officer

DCT PARTNER:

DCT INDUSTRIAL FUND II LLC, a Delaware limited liability company on behalf of itself and the Partnership

By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership, f/k/a Dividend Capital Operating Partnership LP, its sole member

By:	DCT Industrial Trust, Inc., a Maryland corporation, f/k/a Dividend Capital Trust Inc., its general partner

By:
Name: Teresa L. Corral
Its: Senior Vice President

S-1

EXHIBIT A-1

DCT AFFILIATES

1.                                      DCT Silver Springs LLC, a Delaware limited liability company

EXHIBIT A-2

PROPERTY

270 Old Silver Springs Road, Mechanicsburg, PA

3

EXHIBIT A-3

LEGAL DESCRIPTION OF REAL PROPERTY

ALL THAT CERTAIN tract or land situate in the Township of Hampden, County of Cumberland and State of Pennsylvania, shown on and described in accordance with the Topographical Plan for Kinney Shoe Corporation as prepared by D.P. Raffensperger Associates dated November 14, 1979, as revised February 22, 1980.

BEGINNING at a point in the centerline of Old Silver Spring Road at the dividing line between Lots 5-A and 2; thence along the centerline of Old Silver Spring Road and beyond crossing New Silver Road (L.R. 21051) North 30 degrees 20 minutes a distance of 411.17 feet to a point; thence along lands of W.D.C. Incorporated North 11 degrees 15 minutes East a distance of 181.03 feet to a point; thence crossing New Silver Spring Road (L.R. 21051) and along lands of Cresline Plastic Pipe Company, Inc., North 76 degrees 19 minutes 38 seconds East a distance of 689.08 feet to a point; thence along Lot No. 6 by a curve to the left having a radius of 725.00 feet to an arc distance of 210.82 feet (said curve having a chord bearing of South 22 degrees 00 minutes 11 seconds East and a distance of 210.08 feet) to a point; thence continuing along Lot No. 6 and 5, South 30 degrees 20 minutes East a distance of 141.12 feet to a point; thence along Lot No. 5-A South 59 degrees 40 minutes West a distance of 749.80 feet to the place of BEGINNING.

CONTAINING 7.936 acres and being Lot No. 2 of the Final Subdivision Plan for Harrisburg Area Industrial Development Corporation recorded in the Office of the Recorder of Deeds in and for Cumberland County in Plan Book 34, page 106.

BEING the same premises which First Industrial Development Services, Inc. a Maryland corporation, erroneously identified in prior deed as First Industrial Development Services Group, Inc., a Maryland corporation, by deed dated 4/26/2006 and recorded 5/11/2006 in Deed Book 274 page 2441 granted and conveyed unto DCT Silver Springs LLC, a Delaware limited liability company, in fee.

4

EXHIBIT B

SCHEDULE OF LEASES

See Rent Roll (Exhibit J)

5

EXHIBIT C

OPERATING STATEMENTS

[See Attached]

6

71198 : 360 OLD SILVER SPRING RD

Due Diligence Property Statement

PERIOD ENDING JANUARY 2006

	1st QTR	YTD
PROPERTY STATEMENT	ACTUAL	ACTUAL

Income
Rental	37,958	37,958
Recovery	8,129	8,129
Total Income	46,087	46,087
Operating Expense
Real Estate Taxes	(2,958)	(2,958)
Repairs & Maintenance	(4,675)	(4,675)
Insurance	(737)	(737)
Utilities	(201)	(201)
Total Operating Expenses	(8,570)	(8,570)
Net Operating Income	37,517	37,517

Capital Improvements
Leasing Commissions	(14,309)	(14,309)
Total Capital Expenditures	(14,309)	(14,309)
Net Property Total	23,208	23,208

71198 : 360 OLD SILVER SPRING RD

Due Diligence Property Statement

PERIOD ENDING DECEMBER 2005

	4th QTR	YTD
PROPERTY STATEMENT	ACTUAL	ACTUAL

Income
Rental	113,873	450,475
Recovery	12,709	73,413
Other Income	133	3,044
Total Income	126,714	526,932
Operating Expense
Real Estate Taxes	(8,439)	(33,756)
Repairs & Maintenance	(2,327)	(24,958)
Insurance	(2,393)	(9,579)
Utilities	(709)	(3,025)
Total Operating Expenses	(263)	(1,477)
Net Operating Income	(14,131)	(72,795)
	112,583	454,137
Capital Improvements
Total Capital Expenditures	0	0
Net Property Total	112,583	454,137

71198 : 360 OLD SILVER SPRING RD

Due Diligence Property Statement

PERIOD ENDING DECEMBER 2003

	4th QTR	YTD
PROPERTY STATEMENT	ACTUAL	ACTUAL

Income
Rental	114,572	364,884
Recovery	15,844	57,864
Total Income	130,416	422,748
Operating Expense
Real Estate Taxes	(7,155)	(28,620)
Repairs & Maintenance	(8,291)	(38,181)
Utilities	(2,854)	(9,391)
Other Expenses	0	(1,211)
Total Operating Expenses	(18,300)	(77,404)
Net Operating Income	112,116	345,344

Capital Improvements
Building Improvements	0	803
Leasing Commissions	0	75,879
Total Capital Expenditures	0	76,682
Net Property Total	112,116	422,026

71198 : 360 OLD SILVER SPRING RD

Due Diligence Property Statement

PERIOD ENDING DECEMBER 2004

	4th QTR	YTD
PROPERTY STATEMENT	ACTUAL	ACTUAL

Income
Rental	110,838	416,448
Recovery	18,536	67,474
Other Income	1,397	1,899
Total Income	130,771	485,821
Operating Expense
Real Estate Taxes	(633)	(21,648)
Repairs & Maintenance	(5,398)	(26,512)
Insurance	(2,325)	(9,300)
Utilities	(1,330)	(13,078)
Other Expenses	(219)	(3,057)
Total Operating Expenses	(9,905)	(73,594)
Net Operating Income	120,866	412,226

Capital Improvements
Building Improvements	0	(26)
Tenant Improvements	0	(58,036)
Leasing Commissions	0	(21,279)
Total Capital Expenditures	0	(79,341)
Net Property Total	120,866	332,885

EXHIBIT D

SERVICE CONTRACTS

1.              Service Agreement for HVAC preventative maintenance (Suite 100) at 270 Old Silver Springs with Enginuity, LLC dated October 1, 2005.

2.              Service Agreement for landscaping at 270 Old Silver Springs with The Brickman Group, Ltd. dated April 1, 2006.

3.              Service Agreement for snow removal at 270 Old Silver Springs with The Brickman Group, Ltd. dated November1, 2005.

4.              Service Agreement for HVAC preventative maintenance (St. Thomas) at 270 Old Silver Springs with Enginuity, LLC dated October 1, 2005.

5.              Service Agreement for HVAC preventative maintenance (Suite 200) at 270 Old Silver Springs with Enginuity, LLC dated October 1, 2005.

6.              Service Agreement for sprinkler inspection at 270 Old Silver Springs with Safety Sprinkler, Inc. dated January 1, 2006.

7.              Service Agreement for fire alarm monitoring at 270 Old Silver Springs with Sharce Enterprises, Inc. dated January 1, 2004.

7

EXHIBIT E

1.              Phase I Environmental Site Assessment for 270 Siler Springs by SECOR International Incorporated dated April 6, 2006.

2.              Property Condition Assessment for 270 Old Silver Springs by Pond, Robinson & Associates, LP dated March 2006.

8

EXHIBIT F

CONTRIBUTOR’S ESTOPPEL

                 , 2006

c/o Dividend Capital Total Realty Trust
518 17th Street
Suite 1700
Denver, Colorado 80202
Attention: Greg Moran

Greg:

The undersigned is the sole owner of the landlord to the tenants described in the        (    ) Tenant Estoppel Certificates attached hereto as Exhibit A. Pursuant to Section 7.2(g) of that certain Contribution and Investment Agreement (the “Contribution Agreement”), dated as of                              , by and between, among others, the undersigned and the Partnership the undersigned has agreed to deliver this Seller’s Estoppel for your benefit as more particularly set forth in Section 7.2(g) of the Agreement.

Accordingly, for good and valuable consideration and in order to have you proceed with the Closing, the undersigned hereby certifies the truth and accuracy of the factual statements set forth in the attached Tenant Estoppel Certificates in all material respects, provided that with respect to the matters covered in paragraph 12 we certify only to the actual knowledge of the undersigned. Notwithstanding the foregoing, however, this Seller’s Estoppel shall be superceded by the actual Tenant Estoppel Certificates if and when delivered by the applicable tenants in accordance with Section 7.2(g) of the Contribution Agreement.

The undersigned is executing this certificate as an inducement for you to proceed with the Closing.

[Signature Follows]

9

DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership

By:	DCT Industrial Trust Inc., a Maryland
corporation, its general partner

By:
Name: Teresa L. Corral
Its: Senior Vice President

10

EXHIBIT A TO SELLER’S ESTOPPEL

[attach Tenant Estoppels]

EXHIBIT G

TENANT ESTOPPEL CERTIFICATE

To:                             [                                                ]

Attention:

Re:	Property Address:	,
,
(the “Property”)

The undersigned tenant (the “Tenant”) hereby certifies to you as follows:

1.             Tenant is a tenant at the Property under a lease (the “Lease”) dated             , between                          and                         , a true, correct, and complete copy of which, including all amendments thereto and guaranties thereof, is attached hereto as Exhibit A. There are no other agreements, written or oral, affecting or relating to Tenant’s lease of the leased premises described in the Lease (the “Premises”) or any other portion of the Property.

2.             Tenant took possession of the Premises, consisting of                                               square feet, on                 . The Tenant currently has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises and does not hold the Premises under an assignment or sublease [, except:                   ].

3.             Tenant has accepted possession of the Premises, and all work to be performed by Landlord for Tenant under the Lease has been performed and has been accepted by Tenant [, except            ]. All allowances to be paid to Tenant have been paid, and there is no construction completed, ongoing, or planned for which Landlord is obligated to reimburse Tenant.

4.             All base rent and additional rent under the Lease has been paid through                           , 20    . There is no prepaid rent [except            ].

5.             Base rent is currently payable in the amount of $                  per month.

6.             Tenant is currently paying estimated payments of additional rent of $                on account of real estate taxes, insurance, and common area maintenance expenses. Select correct alternative: A Tenant pays its full proportionate share of real estate taxes, insurance, and common area maintenance expenses OR B Tenant pays Tenant’s proportionate share of the increase in real estate taxes and insurance over the [base year/base amount] of                       and its full proportionate share of common area maintenance charges OR C                                                                            .

7.             The amount of security deposit is $              and to Tenant’s knowledge none of the security deposit has been applied by the landlord to any obligation under the Lease.

8.             The Lease term expires on                 , and Tenant has the following renewal or extension option(s):                                     . The renewal or extension options for the following periods have been exercised:                                        .

9.             The Lease is in full force and effect, free from default and, to Tenant’s knowledge, from any event which could become a default under the Lease. Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant is not currently entitled to any rent abatement under the Lease.

10.          The Tenant has the following expansion rights with respect to the Property:                                                        .

11.          The Tenant has no rights or options to purchase the Property.

12.          To the best of the Tenant’s knowledge, no hazardous wastes have been generated, treated, stored, or disposed of by or on behalf of the Tenant or anyone else on the Premises.

The undersigned has executed this certificate with the knowledge and agreement that the undersigned will be bound by the statements contained herein and that they may be relied upon by the addressee, any mortgagee of the Property, and their respective successors and assigns.

Dated this          day of                        , 200    .

[TENANT’S NAME]

By:
Title:

EXHIBIT H

ASSIGNMENT OF MEMBERSHIP INTEREST

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership, Assignor, hereby sells, assigns and transfers to, TRT-DCT INDUSTRIAL JV I GENERAL PARTNERSHIP, a Delaware general partnership, Assignee, all of its right, title and interest in and to its 100% limited liability company interest (the “Membership Interest”) in DCT SILVER SPRINGS LLC, a Delaware limited liability company (the “Company”).

From and after the date hereof, Assignee hereby assumes and agrees to be bound by all of the obligations, undertakings, duties and liabilities arising under the terms of the Company’s Limited Liability Company Agreement (the “Operating Agreement”), with respect to the ownership of the Membership Interest.

Assignor hereby agrees to indemnify and hold Assignee harmless from and against any claims by the Company or any partner thereof that Assignor failed to perform its obligations under the Operating Agreement prior to the date hereof with respect to the Membership Interest.

Assignee hereby agrees to indemnify and hold Assignor harmless from and against any claims by the Company or any partner thereof by reason of Assignee’s failure to perform its obligations under the Operating Agreement from and after the date hereof with respect to the Membership Interest.

[Signatures Follow]

Dated: December 8, 2006

ASSIGNOR:	DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership

	By:	DCT Industrial Trust Inc., a Maryland corporation, its general partner

By:
Name: Teresa L. Corral
Its: Senior Vice President

Dated: December 8, 2006
ASSIGNEE:	TRT-DCT Industrial JV I General Partnership, a Delaware general partnership

By: TRT INDUSTRIAL FUND I LLC, a Delaware limited liability company, on behalf of itself and the general partnership

By: DCTRT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

By: Dividend Capital Total Realty Trust Inc., a Maryland corporation, its general partner

By:
Name:	Michael J. Kelly
Its:	Managing Director/Chief
Acquisitions Officer

By: DCT INDUSTRIAL FUND II LLC, a Delaware limited liability company on behalf of itself and the general partnership

By: DCT Industrial Operating Partnership LP, a Delaware limited partnership, f/k/a Dividend Capital Operating Partnership LP, its sole member

By: DCT Industrial Trust, Inc., a Maryland corporation, f/k/a Dividend Capital Trust Inc., its general partner

By:
Name: Teresa L. Corral
Its: Senior Vice President

EXHIBIT I

LEASING COMMISSIONS

1.              Store Supply Warehouse – Per lease, Landlord is responsible for tenant broker commission of 2% upon tenant’s extension/expansion. Tenant’s broker is Collier’s L&A, however tenant may designate other broker.

2.              St. Thomas Creations – Per lease, no ongoing/future landlord obligation.

3.              List Industries – Per lease, landlord responsible for agreement between landlord and NAI/CIR.

EXHIBIT J

RENT ROLL

[See Attached]

RENT ROLL

Silver Spring

270 Old Silver Spring Rd

Mechanicsburg, PA

As of November 30, 2006

Rent Roll Summary

Occupied Area	100.00%
Total Vacant Area
Total Net Resale Area

			Lease Term		Base Rent Amount			Expense illegible
		Office	Commencement	Adjustment	Annual		Annual				Mgmt.
Customer	Sq. Ft	%	Adjustment	Expiration	Rate Per		Base Rent	Taxes	illegible	CAM	Fee	Option Comments
St Lannas	illegible	1.5%	?-Sep-01	31-Aug-02	$	illegible	illegible	Net	Net	Net	Y	Security Deposit illegible
			?-Sep-02	31-Aug-03	$	illegible	illegible
			?-Sep-03	31-Aug-04	$	illegible	illegible
			?-Sep-04	31-Aug-05	$	illegible	illegible
			?-Sep-05	31-Aug-06	$	illegible	illegible
			?-Sep-06	31-Aug-07	$	illegible	illegible
			?-Sep-07	31-Aug-08	$	illegible	illegible

Net Supply Resource, LLC	3,543	2.0%	?-Feb-06	30-Apr-06	$	illegible	illegible	Net	Net	Net	Y	Security Deposit illegible
			?-May-06	30-Apr-07	$	illegible	illegible
			?-May-07	30-Apr-08	$	illegible	illegible
			?-May-08	30-Apr-09	$	illegible	illegible
			?-May-08	30-Apr-10	$	illegible	illegible
			?-May-09	30-Apr-11	$	illegible	illegible

illegible	illegible	illegible	?-Mar-04	?-May-04	$	illegible	illegible	Net	Net	Net	Y	Security Deposit illegible
			?-May-04	?-May-05	$	illegible	illegible
			?-Jun-05	?-May-06	$	illegible	illegible					illegible Paragraph
			?-Jun-06	?-May-07	$	illegible	illegible
			?-Jun-07	?-May-08	$	illegible	illegible
			?-Jun-08	?-May-09	$	illegible	illegible

It has one 5-yr ended return at $3.93 of

EXHIBIT K

PENDING OR THREATENED PROCEEDINGS, LIABILITIES

NONE